Exhibit 10(15)

AMENDMENT NUMBER NINE

TO

REINSURANCE AGREEMENT

This Amendment Number Nine (“Amendment Number Nine”) to the Reinsurance Agreement between Allstate Life Insurance Company of New York (the “Ceding Company”) and Allstate Life Insurance Company (the “Accepting Company,” and together with the Ceding Company, the “Parties”) effective as of May 21, 1984, as amended by amendments effective September 1, 1984; January 1, 1987; October 1, 1988; January 1, 1994; December 31, 1995; December 1, 2007; November 1, 2009; and July 1, 2013 (the “Reinsurance Agreement”) is entered into by the Parties as of this 31st day of December, 2019 (the “Amendment Date”).

WHEREAS, the Parties entered into the Reinsurance Agreement whereby the Ceding Company cedes, and the Accepting Company assumes, certain liabilities of the Ceding Company, as set forth in the Reinsurance Agreement;

WHEREAS, the Parties wish to enter into this Amendment Number Nine to add provisions whereby the Accepting Company will provide security for its assumed obligations under the Reinsurance Agreement to provide continuing credit for reinsurance to the Ceding Company; and

WHEREAS, the Parties have entered into the additional reinsurance agreements set forth in Schedule I hereto, whereby the Ceding Company cedes, and the Accepting Company assumes, certain liabilities of the Ceding Company (the “Additional Reinsurance Agreements”);

NOW THEREFORE, the Parties agree to amend the Reinsurance Agreement as follows:

1.    Credit for Reinsurance. ARTICLE XVIII is hereby added to read as follows:

Article XVIII

STATUTORY FINANCIAL STATEMENT CREDIT

1.        Statutory Financial Statement Credit. The Accepting Company shall take all steps necessary to comply with all applicable laws and regulations so as to permit the Ceding Company to obtain full credit for the reinsurance provided by this Agreement on its statutory financial statements in all applicable jurisdictions, including compliance with 11 NYCRR 125. It is understood and agreed that any term or condition required by any such laws or regulations to be included in this Agreement for the Ceding Company to receive statutory financial statement credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement. Within thirty (30) days following the end of each quarter that the Reinsurance Agreement is in effect, the Ceding Company shall send to the Accepting Company a report setting forth the Aggregate Required Amount as of the last day of the previous quarter (each, a “Quarterly Report”).

In connection therewith, to the extent required for the Ceding Company to obtain such full credit for reinsurance, the Accepting Company shall either post a letter of credit (the “Letter of Credit”) or fund a trust account (the “Trust Account”) for the benefit of the Ceding Company in an amount equal to the Aggregate Required Amount. For purposes of the Reinsurance Agreement, the “Required Amount” shall mean, as of the last day of each calendar quarter, an amount equal to the statutory reserves as of such date with respect to the liabilities set forth in Article I of the Reinsurance Agreement, and the “Aggregate Required Amount” shall mean, as of the last day of each calendar quarter, the sum of the Required Amount plus the Required Amount as defined in each of the Additional Reinsurance Agreements. Notwithstanding the foregoing, Allstate may post a Letter of Credit only with the prior written approval of the New York State Department of Financial Services.

The Ceding Company and the Accepting Company agree that the Letter of Credit or Trust Account will be in such form and held in such manner so as to allow the Ceding Company to take statutory financial statement credit pursuant to 11 NYCRR 125 for the reinsurance provided by this Agreement.

2.        Letter of Credit. If the Accepting Company elects to provide a Letter of Credit, the following provisions shall apply:

(a)        The Accepting Company shall apply for and provide to the Ceding Company a clean, unconditional, irrevocable Letter of Credit in the Aggregate Required Amount and in favor of the Ceding Company as beneficiary, and any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator. The Letter of Credit shall (i) be issued by a qualified U.S. bank authorized to issue letters of credit under 11 NY CRR 79.1 and shall be presentable and payable at the offices of the issuing bank, (ii) be issued for a term of at least one (1) year, with an issue and expiration date, (iii) contain an “evergreen clause” that provides at least thirty (30) days’ written notice to the Ceding Company prior to the expiration date for nonrenewal, (iv) contain a statement that it is not subject to any agreement, condition or qualification outside of the Letter of Credit, (v) contain a statement that the obligations of the issuing bank are the individual obligations of such bank and not contingent upon reimbursement with respect thereto, (vi) be governed by the laws of the state of New York and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and that, in the event of any conflict, the laws of the state of New York will control and (vii) in all other respects shall be in a form that complies with all applicable requirements of 11 NYCRR 79.2. If the issuing bank shall cease to meet such requirements during the term of the Letter of Credit, the Accepting Company shall replace such Letter of Credit with a complying one upon the earlier of the stated expiration of the Letter of Credit or the date fifteen (15) days from the date on which such bank shall cease to meet such requirements.

(b)        Within thirty (30) days of the Accepting Company’s receipt of the Quarterly Reports:

(i)        if the Aggregate Required Amount exceeds the then existing balance of the Letter of Credit available as of the Quarterly Report, the Accepting Company shall secure delivery to the Ceding Company an amendment of the Letter of Credit increasing the amount of the Letter of Credit available by the amount of such difference, or

(ii)        if the Aggregate Required Amount is less than the existing balance of the Letter of Credit available as of the Quarterly Report, the Ceding Company shall release such excess credit by agreeing to an amendment to the Letter of Credit reducing the amount of the Letter of Credit available by the amount of such excess credit.

(c)      the Accepting Company and the Ceding Company agree that the Letter of Credit provided by the Accepting Company pursuant to this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and shall be utilized by the Ceding Company or any successor by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, for one or more of the following purposes:

(i)        to reimburse the Ceding Company for the Accepting Company’s share of premiums returned, to the holders of the policies reinsured under this Agreement on account of cancellations of such policies;

(ii)        to reimburse the Ceding Company for the Accepting Company’s share of surrenders and benefits or losses paid by the Ceding Company under the terms and provisions of the policies reinsured by this Agreement;

(iii)        to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company’s liabilities for policies ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and

(iv)        to pay any other amounts the Ceding Company claims are due under the Reinsurance Agreement.

All of the foregoing shall be applied without diminution because of insolvency on the part of the Ceding Company or the Accepting Company.

(d)      The Ceding Company shall return any amounts drawn down on the Letter of Credit in excess of the actual amounts required for subsection (c)(i), (ii) and (iii), or in the case of subparagraph (c)(iv), any amounts that are subsequently determined not to be due, and shall credit the Accepting Company quarterly interest on the amounts drawn on the Letter of Credit and held pursuant to subsection (c)(iii) above at the prime rate of interest.

3.        Trust Account. If the Accepting Company elects to establish a Trust Account, the following provisions shall apply:

(a)        The Accepting Company shall enter into a trust agreement (the “Trust Agreement”) and shall establish and fund a Trust Account for the benefit of the Ceding Company, in the Aggregate Required Amount. The trustee (“Trustee”) (i) shall be either a member of the Federal Reserve System, or a New York state-chartered bank or trust company and (ii) shall not be a parent, subsidiary or affiliate of the Ceding Company or the Accepting Company. The Trust Account shall be clearly designated as a segregated account on the books, records and information systems of the Trustee.

(b)        Assets deposited in the Trust Account shall be valued according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of subsection (a) of section 1404 of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Ceding Company or the Accepting Company. Amounts in the Trust Account shall be invested at the direction of the Accepting Company (or its designated investment advisor) pursuant to the procedures and investment guidelines set forth in the Trust Agreement.

(c)        Prior to depositing assets with the Trustee, the Accepting Company shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate any such assets without consent or signature from the Accepting Company or any other entity.

(d)        All settlements of account between the Ceding Company and the Accepting Company shall be made in cash or its equivalent.

(e)        On the Amendment Date, the Accepting Company shall deposit assets into the Trust Account in an amount at least equal to the Aggregate Required Amount as projected as of December 31, 2019.

(f)        If, on any Settlement Date, the Trust Account Balance as of the end of the quarter corresponding to such Settlement Date is less than the Aggregate Required Amount set forth in the Quarterly Report for such Settlement Date, the Accepting Company shall deposit additional assets into the Trust Account such that the Aggregate Required Amount set forth in the Quarterly Report for such Settlement Date at such time is less than or equal to the Trust Account Balance. If the Trust Account Balance as of the end of the quarter corresponding to a Settlement Date is greater than the Aggregate Required Amount set forth in the Quarterly Report for such Settlement Date, the Accepting Company may seek to reduce such excess through withdrawal of assets from the Trust Account in accordance with the provisions of Paragraph (h) below. For purposes of the Reinsurance Agreement, “Settlement Date” means thirty (30) days after the Accepting Company’s receipt of the Quarterly Report for each month in which this Agreement is in effect. “Trust Account Balance” shall mean, as of a given date, the aggregate market value of all assets in the Trust Account on such date.

(g)        The Accepting Company and the Ceding Company agree that the assets in the Trust Account, established pursuant to this provision of this Agreement, may be withdrawn by the Ceding Company at any time, notwithstanding any other provisions in this Agreement, and shall be used by the Ceding Company or its successors in interest, by operation of law, including any liquidator, rehabilitator, receiver, or conservator of the Ceding Company, without diminution because of insolvency of the Ceding Company or the Accepting Company, only for the following purposes:

(i)        to reimburse the Ceding Company for the Accepting Company’s share of premiums returned, to the holders of the policies reinsured under this Agreement on account of cancellations of such policies;

(ii)        to reimburse the Ceding Company for the Accepting Company’s share of surrenders and benefits or losses paid by the Ceding Company under the terms and provisions of the policies reinsured by this Agreement;

(iii)        to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company’s liabilities for policies ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and

(iv)        to pay any other amounts the Ceding Company claims are due under the Reinsurance Agreement.

(h)        The Accepting Company has the right to seek approval from the Ceding Company, such approval not to be unreasonably or arbitrarily withheld, to withdraw from the Trust Account all or any part of the trust assets and transfer those assets to the Accepting Company if:

(i)

The Accepting Company shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the withdrawn assets to maintain at all times the deposit in the Aggregate Required Amount; or

(ii)	after such withdrawal and transfer, the market value of the assets in the Trust Account is no less than 102 percent of the Aggregate Required Amount.

The Ceding Company shall be the sole judge as to the application of this Section, but shall not unreasonably nor arbitrarily withhold its approval.

(i)        The Ceding Company shall promptly return (or instruct the Trustee to return) to the Accepting Company any amount withdrawn in excess of the actual amounts required in subsections (g)(i), (ii) and (iii) above, or in the case of subsection (g)(iv) any amounts that are subsequently determined not to be due.

(j)        The Ceding Company shall credit to the Accepting Company quarterly interest on the amounts drawn from the Trust Account and held pursuant to subsection (g)(iv) above at the prime rate of interest.

4.        Additional Reinsurance Agreements. This Article XVIII shall be without duplication of the trust funding and withdrawal provisions of the Additional Reinsurance Agreements, the intent of the Parties being that the Accepting Company establish and maintain a single trust account to secure its obligations under the Reinsurance Agreement and the Additional Reinsurance Agreements.

5.        Application of this Article. All of the foregoing provisions of this Article XVIII are to be applied without diminution because of insolvency on the part of either the Ceding Company or the Accepting Company.

2.        Ratified and Confirmed. In all other respects, the Reinsurance Agreement is hereby ratified and confirmed.

3.        Counterparts. This Amendment Number Nine may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission utilizing reasonable image scan technology shall be as effective as delivery of a manually executed counterpart.

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IN WITNESS HEREOF, the Parties have caused this Amendment Number Nine to be duly executed in duplicate by their respective officers on the dates shown below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:/s/ Theresa M. Resnick
Name: Theresa M. Resnick
Title: Vice President and Appointed Actuary

ALLSTATE LIFE INSURANCE COMPANY

By:/s/ John C. Pintozzi
Name: John C. Pintozzi
Title: Senior Vice President and Controller

SCHEDULE I

Additional Reinsurance Agreements

1.	Reinsurance Agreement between Allstate Life Insurance Company of New York and Allstate Life Insurance Company effective January 1, 1991 as amended by amendment effective December 31, 1995.

2.	Stop Loss Reinsurance Agreement between Allstate Life Insurance Company of New York and Allstate Life Insurance Company effective December 31, 2001.